SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                              --------------------

                            ALTAIR INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

        Province of                                     None
          Ontario,                               (I.R.S. Employer
           Canada                                Identification No.)
(State or other jurisdiction of
incorporation or organization)
                              --------------------

                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                    (Address of Principal Executive Offices,
                               including Zip Code)

                            ALTAIR INTERNATIONAL INC.
                                STOCK OPTION PLAN

                            (Full title of the plan)

        WILLIAM P. LONG                                Copy to:
           President                                BRIAN G. LLOYD
   Altair International Inc.              Kimball, Parr, Waddoups, Brown & Gee
1725 Sheridan Avenue, Suite 140            185 South State Street, Suite 1300
      Cody, Wyoming 82414                     Salt Lake City, Utah 84111
        (307) 587-8245                             (801) 532-7840
 (Name, address and telephone
 number, including area code,
     of agent for service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                                  Proposed           Proposed
                                                                  Maximum             Maximum
                                            Amount to be       Offering Price        Aggregate           Amount of
  Title of Securities to be Registered       Registered         per Share(1)     Offering Price(1)  Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value.............      2,000,000            $8.875           $17,750,000            $5,325
                                               shares
========================================================================================================================

(1) Pursuant to Rules 457(h)(1) and 457(c), the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the Nasdaq National Market on September 25, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ------------------
Item 2.  Registrant Information and Plan Annual Information.*
         ----------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8 promulgated thereunder.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by Altair International Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by an Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A filed with the Commission on May 18, 1998.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998.

         (c) The description registrant's Common Shares, no par value, contained in the Registrant's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements and schedules of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A filed with the Commission on May 18, 1998, and incorporated by reference in this Registration Statement, have been audited by McGovern, Hurley, Cunningham, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

         Future financial statements of the Registrant and the reports thereon by McGovern, Hurley, Cunningham also will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Subsection 136(1) of the Business Corporation Act, Ontario (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporation, if,

         (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

         Subsection 136(2) of the Act provides that a corporation may, with the approval of the court, indemnify a person referred to in subsection 136(1) of the Act in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he fulfills the conditions set out in clauses 136(1)(a) and 136(1))(b) of the Act.

         Subsection 136(3) of the Act provides that despite anything in section 136 of the Act, a person referred to in subsection 136(1) of the Act is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

         (a) was substantially successful on the merits in his defense of the action or proceeding; and

         (b) fulfills the conditions set out in clauses 136(1)(a) and 136(1)(b) of the Act.

         Subsection 136(4) of the Act provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 136(1) of the Act against any liability incurred by the person,

         (a) in his capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

         (b) in his capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

         Subsection 136(5) of the Act provides that a corporation or a person referred to in subsection 136(1) of the Act may apply to the court for an order approving an indemnity under section 136 of the Act and the court may so order and make any further order it thinks fit.

         Subsection 136(6) of the Act provides that upon an application under subsection 136(5) of the Act, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

         The Registrant's By-laws, as amended, provide that subject to subsection 2 of section 147 of the Act, every director and officer of the Registrant and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Registrant from and against any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Registrant, except such costs, charges or expenses as are occasioned by his own wilful neglect or default. In addition, the board of directors of the Registrant has passed, and the shareholders have confirmed, several special By-laws authorizing the board of directors, among other things, to borrow money and issue bonds or debentures and to secure any such borrowing by mortgaging or pledging all or part of the Registrant's assets. The special By-laws further authorize the board of directors to delegate the foregoing powers to any director or officer and to give indemnities to any such director or other person acting on behalf of the registrant and secure any such person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired property, undertakings, and rights of the Registrant.

         Pursuant  to  an  employment   agreement  with  William  P.  Long,  the
President, Chief Executive Officer and a director of the Registrant, the Registrant has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Registrant, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Registrant, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Registrant and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Registrant.

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.


Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.


Item 8.  Exhibits.
         ---------

         See the Exhibit Index on page 7.


Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include  any prospectus required by section 10
                  (a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on September 28, 1998.

                                 ALTAIR INTERNATIONAL INC.


                                 By    /s/ William P. Long
                                       -------------------
                                           William P. Long
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and C. Patrick Costin, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

              Signature                         Title                                    Date
              ---------                         -----                                    ----


/s/  William P. Long           President, Chief Executive Officer, and Director      September 28, 1998
----------------------         (Principal Executive Officer and authorized
William P. Long                representative of the Registrant in the United States)


/s/  C. Patrick Costin         Vice President and Chief Financial Officer            September 28, 1998
----------------------         (Principal Financial Officer and Principal
C. Patrick Costin              Accounting Officer)


/s/ James I. Golla             Secretary and Director                                September 28, 1998
----------------------
James I. Golla


/s/ George E. Hartman          Director                                              September 28, 1998
----------------------
George E. Hartman


/s/ Robert Sheldon             Director                                              September 28, 1998
----------------------
Robert Sheldon

                                             ALTAIR INTERNATIONAL INC

                                                   EXHIBIT INDEX

Exhibit                                                                                         Sequential System
  No.                                           Exhibit                                              Page No.
-------         ------------------------------------------------------------------------       --------------------
      4.1       Articles of Incorporation of the Registrant (incorporated by reference to
                Registration Statement on Form 10-SB filed with the Commission on
                November 25, 1996).                                                                     --

      4.2       Amendment to Articles of Incorporation of the Registrant dated
                November 6, 1996 (incorporated by reference to Amendment No. 1 to
                Registration Statement on Form 10 filed with the Commission on
                December 23, 1996).                                                                     --

      4.3       Bylaws of the Registrant (incorporated by reference to Registration
                Statement on Form 10-SB filed with the Commission on November 25,
                1996).                                                                                  --

      4.4       Form of Common Stock Certificate (incorporated by reference to
                Registration Statement on Form 10-SB filed with the Commission on
                November 25, 1996).                                                                     --

      4.5       1998 Altair International Inc. Stock Option Plan (incorporated by reference to Management Information Circular and Proxy Statement
                filed with the Commission on May 12, 1998).                                             --

      5         Opinion of Beach, Hepburn as to the legality of the securities offered                  8

     23.1       Consent of Beach, Hepburn (included in Exhibit No. 5)                                   --

     23.2       Consent of McGovern, Hurley, Cunningham                                                 10

     24         Powers of Attorney (included on page 6 of the Registration Statement).                  --